As filed with the U.S. Securities and Exchange Commission on October 28, 2009

File No. 811-09036 SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form N-1A REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X) Amendment No. 37

UBS Relationship Funds (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

One North Wacker Drive Chicago, Illinois 60606 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(312) 525-7100 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Mark F. Kemper, Esq. UBS Global Asset Management (Americas) Inc. One North Wacker Drive Chicago, Illinois 60606 (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

Please Send Copy of Communications to: Bruce G. Leto, Esq. Stradley, Ronon, Stevens & Young, LLP 2600 One Commerce Square Philadelphia, Pennsylvania 19103

This Amendment relates only to the UBS Global Securities Relationship Fund, UBS Global (ex-U.S.) All Cap Growth Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and UBS U.S. Large-Cap Value Equity Relationship Fund series of the Registrant. No other information relating to any other series of the Registrant is amended or superseded hereby.

EXPLANATORY NOTE

This Amendment No. 37 to the Registration Statement of UBS Relationship Funds (the “Trust”) on Form N-1A (File No. 811-09036) is being filed to amend and supplement the Trust's Amendment No. 36 under the Investment Company Act of 1940, as amended, filed with the U.S. Securities and Exchange Commission on April 30, 2009 (Accession No. 0001193125-09-093722) (“Amendment 36”), as pertaining to (1) the Parts A of the UBS Global Securities Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and UBS U.S. Large-Cap Value Equity Relationship Fund series of the Trust; and (2) the Part B only as it relates to the UBS Global Securities Relationship Fund, UBS Global (ex-U.S.) All Cap Growth Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and UBS U.S. Large-Cap Value Equity Relationship Fund series of the Trust. The Parts A of the UBS Global Securities Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and UBS U.S. Large-Cap Value Equity Relationship Fund series of the Trust and the Part B of the series of the Trust as it relates to the UBS Global Securities Relationship Fund, UBS Global (ex-U.S.) All Cap Growth Relationship Fund, UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and UBS U.S. Large-Cap Value Equity Relationship Fund series of the Trust, as filed in Amendment 36, are incorporated by reference herein. This amendment does not affect or incorporate by reference the currently effective Parts A or Part B as they relate to other series of the Trust.

The shares of beneficial interest of the series of the Trust are not registered under the Securities Act of 1933, as amended (the “Securities Act”) because each series of the Trust issues its beneficial interests (“shares”) only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act.

Shares of the series of the Trust may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Report of Independent Auditors thereon of the Trust for the fiscal year ended December 31, 2008 (as filed with the Commission on March 9, 2009 (Accession Number 0001193125-09-048420)) contained in the Annual Report of the Trust, dated December 31, 2008, and the unaudited Financial Statements for the semi-annual period ended June 30, 2009 (as filed with the Commission on September 8, 2009 (Accession Number 0001193125-09-188145)) contained in the Semiannual Report of the Trust, dated June 30, 2009, are incorporated herein by reference.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Offering Memorandum for UBS Global Securities Relationship Fund dated April 30, 2009.

Effective October 2009, Andreas Koester and Jonathan Davies are added as portfolio managers for the UBS Global Securities Relationship Fund. Therefore, on pages A-8 and A-9 of the Prospectus, the section entitled “Portfolio management” is replaced in its entirety by the following:

Curt Custard, Andreas Koester and Jonathan Davies are the lead portfolio managers for the Fund. Messrs. Custard, Koester and Davies have access to certain members of the fixed-income and equities investment management teams, each of whom is allocated a specified portion of the portfolio over which he or she has independent responsibility for research, security selection, and portfolio construction. The team members also have access to additional portfolio managers and analysts within the various asset classes and markets in which the Fund invests. Mr. Custard and Mr. Koester, as senior portfolio managers for the Fund, have responsibility for allocating the portfolio among the various managers and analysts, occasionally implementing trades on behalf of analysts on the team, reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Mr. Davies, as senior portfolio manager for the Fund, has responsibility for setting the currency strategies and making all currency decisions for the Fund, occasionally implementing trades on behalf of analysts on the team and reviewing the overall composition of the portfolio to ensure its compliance with its stated investment objectives and strategies. Information about Messrs. Custard, Koester and Davies is provided below.

Curt Custard is a Managing Director and has been Head of Global Investment Solutions at UBS Global Asset Management since March 2008. Mr. Custard is also a member of the UBS Global Asset Management Executive Committee. Prior to joining UBS Global Asset Management, Mr. Custard was Global Head of Multi-Asset Solutions at Schroders since 2004. Prior to this, Mr. Custard was Chief Investment Officer of the Multi-Asset and Balanced Business of Allianz Global Investors in London since 2000. Mr. Custard has been a portfolio manager of the Fund since April 2009.

Andreas Koester is an Executive Director and is Head of Asset Allocation & Currency in the Global Investment Solutions team. Mr. Koester has been at UBS Global Asset Management since March 2009. Prior to joining UBS Global Asset Management, Mr. Koester worked at Schroders since 2005, where he was Head of US & European Multi-Asset Solutions and was also a member of their global asset allocation and alternative investment committees. Prior to joining Schroders, Mr. Koester worked for AXA Investment Managers since 2001 in various portfolio management and asset allocation roles. Mr. Koester has been a portfolio manager of the Fund since 2009.

Jonathan Davies is an Executive Director and is a member of the Global Investment Solutions team, based in London. Mr. Davies has been at UBS Global Asset Management since March 2002. Prior to joining UBS Global Asset Management, Mr. Davies held positions at the Institute for Fiscal Studies and the Financial Services Authority. Mr. Davies has been a portfolio manager of the Fund since 2009.

The Part B for the Fund provides information about the Fund’s portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Offering Memorandum for UBS Large-Cap Select Equity Relationship Fund dated April 30, 2009.

Effective on October 14, 2009, Scott Hazen resigned as a member of the North American Equities investment management team primarily responsible for the day-to-day management of the UBS Large-Cap Select Equity Relationship Fund. Therefore, all references and information relating to Scott Hazen on pages A-5 and A-6 of the Prospectus are deleted in their entirety. The other portfolio managers listed in the Prospectus as serving the UBS Large-Cap Select Equity Relationship Fund continue to serve in their respective positions.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Offering Memorandum for UBS U.S. Equity Alpha Relationship Fund dated April 30, 2009.

Effective on October 14, 2009, Scott Hazen resigned as a member of the North American Equities investment management team primarily responsible for the day-to-day management of the UBS U.S. Equity Alpha Relationship Fund. Therefore, all references and information relating to Scott Hazen on page A-7 of the Prospectus are deleted in their entirety. The other portfolio managers listed in the Prospectus as serving the UBS U.S. Equity Alpha Relationship Fund continue to serve in their respective positions.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Offering Memorandum for UBS U.S. Equity Alpha Value Relationship Fund dated April 30, 2009.

Effective on October 14, 2009, Scott Hazen resigned as a member of the North American Equities investment management team primarily responsible for the day-to-day management of the UBS U.S. Equity Alpha Value Relationship Fund. Therefore, all references and information relating to Scott Hazen on page A-7 of the Prospectus are deleted in their entirety. The other portfolio managers listed in the Prospectus as serving the UBS U.S. Equity Alpha Value Relationship Fund continue to serve in their respective positions.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Offering Memorandum for UBS U.S. Large Cap Equity Relationship Fund dated April 30, 2009.

Effective on October 14, 2009, Scott Hazen resigned as a member of the North American Equities investment management team primarily responsible for the day-to-day management of the UBS U.S. Large Cap Equity Relationship Fund. Therefore, all references and information relating to Scott Hazen on pages A-5 and A-6 of the Prospectus are deleted in their entirety. The other portfolio managers listed in the Prospectus as serving the UBS U.S. Large Cap Equity Relationship Fund continue to serve in their respective positions.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Offering Memorandum for UBS U.S. Large-Cap Value Equity Relationship Fund dated April 30, 2009.

Effective on October 14, 2009, Scott Hazen resigned as a member of the North American Equities investment management team primarily responsible for the day-to-day management of the UBS U.S. Large-Cap Value Equity Relationship Fund. Therefore, all references and information relating to Scott Hazen on pages A-5 and A-6 of the Prospectus are deleted in their entirety. The other portfolio managers listed in the Prospectus as serving the UBS U.S. Large-Cap Value Equity Relationship Fund continue to serve in their respective positions.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Relationship Funds

Amendment dated October 28, 2009 to the Statement of Additional Information for UBS Relationship Funds dated April 30, 2009.

1.	Effective on October 14, 2009, Scott Hazen resigned as a member of the North American Equities investment management team primarily responsible for the day-to-day management of the UBS Large-Cap Select Equity Relationship Fund, UBS U.S. Equity Alpha Relationship Fund, UBS U.S. Equity Alpha Value Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund and UBS U.S. Large-Cap Value Equity Relationship Fund. Therefore, all references and information relating to Scott Hazen on page B-71 of the Statement of Additional Information are deleted in their entirety.
2.	Effective October 2009, Andreas Koester and Jonathan Davies are added as portfolio managers for the UBS Global Securities Relationship Fund. Therefore, the following information should be added under the heading “Item 15. Portfolio managers” beginning on page B-70 of the Statement of Additional Information:

Portfolio Manager	Registered investment		Other pooled
(Funds managed)	companies		investment vehicles		Other accounts
		Assets		Assets		Assets
		managed		managed		managed
	Number	(in millions)	Number	(in millions)	Number	(in millions)

Jonathan Davies(l) (UBS Global Securities	9	$6,339	17	$10,807	11(7)	$3,288
Relationship Fund)

Andreas Koester(l) (UBS Global Securities	10	$6,673	17	$10,793	14(8)	$3,463
Relationship Fund)

(l) Andreas Koester and Jonathon Davies began managing the Fund effective October 2009. The information provided is as of June 30, 2009.

(7) Two accounts with approximate assets of $245,000 were calculated with the June 30, 2009 exchange rate of 1.40466.
(8) Two accounts with approximate assets of $730,000 were calculated with the June 30, 2009 exchange rate of 1.40480.

3.

The following section is added after the sub-section entitled “Structured Notes” in “Appendix A – Investment practices” relating to the UBS Global Securities Relationship Fund and UBS Global (ex-U.S.) All Cap Growth Relationship Fund on page B-110 of the Statement of Additional Information:

Equity participation notes or equity linked notes (collectively “EPNs”)
(UBS Global Securities Relationship Fund and UBS Global (ex-U.S.) All Cap Growth Relationship Fund)

An EPN is a debt instrument whose return is determined by the performance of a single equity security. When purchasing an EPN, a Fund pays the counterparty the current value of the underlying security plus a commission. During the time that the EPN is owned, the price of the EPN will fluctuate in accordance with the price fluctuation of the underlying security, with a currency adjustment to reflect the fact that EPNs are generally priced in US dollars whereas the underlying security is generally denominated in a foreign currency. At maturity or sale, the EPN owner’s profit or loss is the sum of the appreciation/depreciation of the underlying security, plus the appreciation/depreciation of the underlying security’s currency relative to the US dollar, less any commissions paid. A Fund only invests in EPNs for which the underlying security is a permissible investment pursuant to the Fund’s investment policies and restrictions.

The Funds invest in EPNs only to gain exposure to equities in foreign markets where direct investments in equity securities are not easily accessible or otherwise obtainable. The Funds may only invest in EPNs that are unleveraged and that do not have a “cap” or a “floor” on the maximum principal amount to be repaid to a Fund at maturity. In addition, the Funds may only invest in EPNs that are based on the performance of a single underlying equity security; that have no premium or discount in relation to the underlying asset; and that provide for the retention of dividend rights. Investments in EPNs will only be made if the counterparty is a financial institution rated at least A1 by S&P or P1 by Moodys. EPNs are not considered equity securities for purposes of a Fund’s policy to invest 80% of its net assets in equity securities.

EPNs possess the risks associated with the underlying security, such as market risk, and, with respect to EPNs based on foreign securities, foreign securities and currency risks. EPNs, however, involve greater risks than if a Fund had invested in the underlying security directly, since, in addition to general market and foreign securities risks, EPNs are subject to counterparty, credit and illiquidity risks. Counterparty risk is the risk that the issuer of the EPN may fail to pay the full amount due at maturity or redemption. In addition, an investment in an EPN creates exposure to the credit risk of the issuing financial institution. Also, the secondary market for EPNs may be limited, and the lack of liquidity in the secondary market may make EPNs difficult to dispose of and to value. In choosing EPNs appropriate for the Funds, the Advisor will select only those EPNs that have demonstrated patterns of brokers willing to provide liquidity on demand to ensure that the EPNs maintain their liquidity. Each Fund, however, will treat EPNs as illiquid and subject to its overall limit on illiquid investments of 15% of the Fund’s net assets.

INVESTORS SHOULD RETAIN THIS AMENDMENT WITH THEIR OFFERING MEMORANDUM FOR
FUTURE REFERENCE.

UBS Global Asset Management

UBS RELATIONSHIP FUNDS PART C OTHER INFORMATION

ITEM 23. EXHIBITS.

(a) Articles of Incorporation.

(1) Amended and Restated Agreement and Declaration of Trust dated August
15, 1994, as amended and restated on May 20, 1996 and April 23, 2003
(the “Declaration”) is incorporated herein by reference to Post-Effective
Amendment No. 23 to the Registrant’s Registration Statement on Form N-
1A (File No. 811-9036) (the “Registration Statement”) as filed electronically with the SEC on April 29, 2003.

(a) Amended Exhibit A as of December 6, 2007 to the Amended and
Restated Declaration of Trust is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s
Registration Statement as filed electronically with the SEC on
January 29, 2008.

(b) Amendment No. 1 to the Amended and Restated Agreement and
Declaration of Trust is incorporated herein by reference to Post
Effective Amendment No. 32 to the Registrant’s Registration
Statement as filed electronically with the SEC on April 29, 2008.

(2) Certificate of Trust as filed with the Secretary of State of the State of
Delaware on August 16, 1994 is incorporated herein by reference to Post
Effective Amendment No. 11 to the Registrant’s Registration Statement as
filed electronically with the SEC on June 12, 1998.

(a) Amendment to Certificate of Trust dated April 21, 1995 is incorporated herein by reference to Post Effective Amendment No.
11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(b) Amendment to the Certificate of Trust effective April 8, 2002 is incorporated herein by reference to Post Effective Amendment No.
20 to the Registrant’s Registration Statement as filed electronically with the SEC on April 9, 2002.

(b) By-laws.

(1) By-Laws dated August 22, 1994 are incorporated herein by reference to
Post Effective Amendment No. 6 to the Registrant’s Registration
Statement as filed electronically with the SEC on April 30, 1997.

(a) Certificate of Vice President and Assistant Secretary dated July 1,
2002 amending the By-Laws is incorporated herein by reference to
Post Effective Amendment No. 21 to the Registrant’s Registration
Statement as filed electronically with the SEC on July 3, 2002.

(b) Amendment effective as of April 25, 2002 to the Trust’s By-Laws is incorporated herein by reference to Post Effective Amendment
No. 22 to the Registrant’s Registration Statement as filed
electronically with the SEC on September 9, 2002.

(c) Certificate of Vice President and Assistant Secretary dated April
23, 2008 amending the By-Laws is incorporated herein by
reference to Post Effective Amendment No. 32 to the Registrant’s
Registration Statement as filed electronically with the SEC on
April 29, 2008.

(c) Instruments Defining Rights of Security Holders. The rights of security holders of the Trust are further defined in the following sections of the Trust’s By-laws and Declaration:

a. By-laws

See Article I - “Meetings of Holders Article VI, “Interest”.

b. Declaration of Trust

See Article III - “Powers of Trustees”
See Article V - “Limitations of Liability”
See Article VI - “Units in the Trust”
See Article IX - “Holders”
See Article VIII - “Determination of Book Capital Account Balance, Net
Income and Distributions”.

(d) Investment Advisory Contracts.

(1) Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. on behalf of the Brinson Global
Securities Fund, Brinson Short-Term Fund, Brinson Post-Venture Fund,
Brinson High Yield Fund, Brinson Emerging Markets Equity Fund and
Brinson Emerging Markets Debt Fund is incorporated herein by reference to Post Effective Amendment No. 6 to the Registrant’s Registration
Statement as filed electronically with the SEC on April 30, 1997.

(a) Amendment No. 1 dated June 26, 1997 to Schedule A of the Investment Advisory Agreement dated April 26, 1995 between the

Registrant and Brinson Partners, Inc. reflecting the addition of the
Brinson U.S. Equity Fund, Brinson U.S. Large Capitalization
Equity Fund, Brinson U.S. Intermediate Capitalization Equity
Fund, Brinson EXDEX(R) Fund, Brinson Non-U.S. Equity Fund,
Brinson Bond Plus Fund, Brinson U.S. Bond Fund and Brinson
U.S. Short/Intermediate Fixed Income Fund is incorporated herein by reference to Post Effective Amendment No. 11 to the
Registrant’s Registration Statement as filed electronically with the
SEC on June 12, 1998.

(b) Amendment No. 2 dated January 27, 1998 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting the addition of the
Brinson U.S. Cash Management Prime Fund and Brinson Global
Equity Fund is incorporated herein by reference to Post Effective
Amendment No. 11 to the Registrant’s Registration Statement as
filed electronically with the SEC on June 12, 1998.

(c) Amendment No. 3 dated June 1, 1998 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting the addition of the
Brinson U.S. Large Capitalization Value Equity Fund and the
Brinson Global Bond Fund and the elimination of the Brinson
Short-Term Fund and the Brinson Global Equity Fund is
incorporated herein by reference to Post Effective Amendment No.
11 to the Registrant’s Registration Statement as filed electronically with the SEC on June 12, 1998.

(d) Amendment No. 4 dated June 1, 1998 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting the addition of the
Brinson Short-Term Fund is incorporated herein by reference to
Post Effective Amendment No. 11 to the Registrant’s Registration
Statement as filed electronically with the SEC on June 12, 1998.

(e) Amendment No. 5 dated February 28, 2000 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting the addition of the
(i) Brinson U.S. Treasury Inflation Protected Securities Fund, (ii)
Brinson Defensive High Yield Fund and (iii) Brinson Limited
Duration Fund; (iv) the elimination of the Brinson EXDEX(R)
Fund; (v) the name change of the Brinson Post-Venture Fund to the Brinson U.S. Small Capitalization Equity Fund; and (vi) the
name change of the Brinson U.S. Large Capitalization Value
Equity Fund to the Brinson U.S. Value Equity Fund is incorporated herein by reference to Post Effective Amendment No. 15 to the

Registrant’s Registration Statement as filed electronically with the
SEC on October 30, 2000.

(f) Amendment No. 6 dated October 30, 2000 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting the name change of the Brinson Global (Ex-U.S.) Equity Fund to the Brinson
International Equity Fund is incorporated herein by reference to
Post Effective Amendment No. 16 to the Registrant’s Registration
Statement as filed electronically with the SEC on April 27, 2001.

(g) Amendment No. 7 dated October 30, 2000 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting the deletion of the
Brinson High Yield Fund and the Brinson Defensive High Yield
Fund is incorporated herein by reference to Post Effective
Amendment No. 16 to the Registrant’s Registration Statement as
filed electronically with the SEC on April 27, 2001.

(h) Amendment No. 8 dated December 13, 2001 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and Brinson Partners, Inc. reflecting (i) the name change of the Brinson Limited Duration Fund to the Brinson
Enhanced Yield Fund and (ii) the name change of the Brinson U.S.
Short/Intermediate Fixed Income Fund to the Brinson Short
Duration Fund is incorporated herein by reference to Post Effective
Amendment No. 20 to the Registrant’s Registration Statement as
filed electronically with the SEC on April 9, 2002.

(i) Amendment No. 9 dated April 8, 2002 to Schedule A of the
Investment Advisory Agreement dated April 26, 1995 between the
Registrant and UBS Global Asset Management (Americas) Inc.
(formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson Global Securities Fund to the UBS
Global Securities Relationship Fund, (ii) the Brinson U.S. Small
Capitalization Equity Fund to the UBS U.S. Small Cap Equity
Relationship Fund, (iii) the Brinson Emerging Markets Equity
Fund to the UBS Emerging Markets Equity Relationship Fund, (iv)
the Brinson Emerging Markets Debt Fund to the UBS Emerging
Markets Debt Relationship Fund, (v) the Brinson U.S. Equity Fund
to the UBS U.S. Equity Relationship Fund, (vi) the Brinson U.S.
Cash Management Prime Fund to the UBS U.S. Cash Management
Prime Relationship Fund, (vii) the Brinson U.S. Value Equity Fund
to the UBS U.S. Value Equity Relationship Fund, (viii) the
Brinson International Equity Fund to the UBS International Equity
Relationship Fund, (ix) the Brinson Short-Term Fund to the UBS
Short-Term Relationship Fund, (x) the Brinson U.S. Large

Capitalization Equity Fund to the UBS U.S. Large Cap Equity
Relationship Fund, (xi) the Brinson U.S. Bond Fund to the UBS
U.S. Bond Relationship Fund, (xii) the Brinson Global Bond Fund
to the UBS Global Bond Relationship Fund, (xiii) the Brinson U.S.
Intermediate Capitalization Equity Fund to the UBS U.S.
Intermediate Cap Equity Relationship Fund, (xiv) the Brinson
Bond Plus Fund to the UBS U.S. Core Plus Relationship Fund,
(xv) the Brinson Short Duration Fund to the UBS Short Duration
Relationship Fund, (xvi) the Brinson Enhanced Yield Fund to the
UBS Enhanced Yield Relationship Fund, (xvii) the Brinson U.S.
Treasury Inflation Protected Securities Fund to the UBS U.S.
Treasury Inflation Protected Securities Relationship Fund is
incorporated herein by reference to Post Effective Amendment No.
31 to the Registrant’s Registration Statement as filed electronically with the SEC on January 29, 2008.

(j) Amendment No. 10 to Schedule A of the Investment Advisory
Agreement dated April 26, 1995 between the Registrant and UBS
Global Asset Management (Americas) Inc. (formerly known as
Brinson Partners, Inc.) reflecting the name change of the UBS U.S.
Equity Relationship Fund to the UBS U.S. Large Cap Equity
Relationship Fund is incorporated herein by reference to Post
Effective Amendment No. 30 to the Registrant’s Registration
Statement as filed electronically with the SEC on April 30, 2007.

(2) Investment Advisory Agreement dated October 30, 2000 between
Registrant and Brinson Partners, Inc. on behalf of the Brinson High Yield
Fund and the Brinson Defensive High Yield Fund is incorporated herein by reference to Post Effective Amendment No. 16 to the Registrant’s
Registration Statement as filed electronically with the SEC on April 27,
2001.

(a) Amendment No. 1 dated May 21, 2001 to Schedule A of the
Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the Brinson U.S. Securitized Mortgage Fund is incorporated herein by reference to Post Effective Amendment No. 20 to the
Registrant’s Registration Statement as filed electronically with the
SEC on April 9, 2002.

(b) Amendment No. 2 dated August 28, 2001 to Schedule A of the
Investment Advisory Agreement dated October 30, 2000 between the Registrant and Brinson Partners, Inc. reflecting the addition of the DSI Enhanced S&P 500 Fund is incorporated herein by
reference to Post Effective Amendment No. 20 to the Registrant’s
Registration Statement as filed electronically with the SEC on
April 9, 2002.

(c) Amendment No. 3 dated April 8, 2002 to Schedule A of the
Investment Advisory Agreement dated October 30, 2000 between the Registrant and UBS Global Asset Management (Americas) Inc.
(formerly known as Brinson Partners, Inc.) reflecting the name change of (i) the Brinson High Yield Fund to the UBS High Yield
Relationship Fund, (ii) the Brinson Defensive High Yield Fund to
the UBS Defensive High Yield Relationship Fund, (iii) the Brinson
Securitized Mortgage Fund to the UBS U.S. Securitized Mortgage
Relationship Fund, and (iv) DSI Enhanced S&P 500 Fund to the
DSI Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the
Registrant’s Registration Statement as filed electronically with the
SEC on January 29, 2008.

(d) Amendment No. 4 to Schedule A of the Investment Advisory
Agreement dated October 30, 2000 between the Registrant and
UBS Global Asset Management (Americas) Inc. (formerly known
as Brinson Partners, Inc.) reflecting the elimination of the DSI
Enhanced S&P 500 Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 30 to the Registrant’s
Registration Statement as filed electronically with the SEC on
April 30, 2007.

(e) Amendment No. 5 to Schedule A of the Investment Advisory
Agreement dated October 30, 2000 between the Registrant and
UBS Global Asset Management (Americas) Inc. (formerly known
as Brinson Partners, Inc.) reflecting the elimination of the UBS
Defensive High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 31 to the Registrant’s
Registration Statement as filed electronically with the SEC on
January 29, 2008.

(3) Investment Advisory Agreement, dated July 1, 2002, between the
Registrant and UBS Global Asset Management (Americas) Inc. on behalf of UBS Global Securities Relationship Fund, UBS Global Bond
Relationship Fund, UBS U.S. Large Cap Equity Relationship Fund, UBS
U.S. Intermediate Cap Relationship Fund, UBS U.S. Value Equity
Relationship Fund, UBS U.S. Small Cap Equity Relationship Fund, UBS
Emerging Markets Equity Relationship Fund, UBS U.S. Core Plus
Relationship Fund, UBS U.S. Bond Relationship Fund, UBS Short
Duration Relationship Fund, UBS Enhanced Yield Relationship Fund,
UBS U.S. Treasury Inflation Protected Securities Relationship Fund, UBS
Short-Term Relationship Fund, UBS Emerging Markets Debt Relationship
Fund, UBS Opportunistic Emerging Markets Debt Relationship Fund, and
UBS Opportunistic High Yield Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 27 to the Registrant’s

Registration Statement as filed electronically with the SEC on November 4, 2005.

(a) Amendment No. 1 dated August 19, 2002 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the name change of the UBS Global Bond Relationship
Fund to the UBS Global Aggregate Bond Relationship Fund is
incorporated herein by reference to Post Effective Amendment No.
22 to the Registrant’s Registration Statement as filed electronically with the SEC on September 9, 2002.

(b) Amendment No. 2 dated April 29, 2003 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the addition of the UBS Corporate Bond Relationship
Fund is incorporated herein by reference to Post Effective
Amendment No. 27 to the Registrant’s Registration Statement as
filed electronically with the SEC on November 4, 2005.

(c) Amendment No. 3 dated April 29, 2004 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the addition of the UBS All Country World Ex US
Equity Relationship Fund and the re-designation of (i) the UBS
U.S. Large Cap Equity Relationship Fund to the UBS Large-Cap
Select Equity Relationship Fund; (ii) the UBS U.S. Small Cap
Equity Relationship Fund to the UBS Small-Cap Equity
Relationship Fund; and (iii) the UBS U.S. Value Equity
Relationship Fund to the UBS U.S. Large-Cap Value Equity
Relationship Fund is incorporated herein by reference to Post
Effective Amendment No. 27 to the Registrant’s Registration
Statement as filed electronically with the SEC on November 4,
2005.

(d) Amendment No. 4 dated May 2, 2005 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the addition of (i) the UBS Absolute Return Bond
Relationship Fund; (ii) the UBS Emerging Markets Equity
Completion Relationship Fund; (iii) the UBS U.S. Small-Mid Cap
Core Relationship Fund; (iv) the UBS U.S. Small-Mid Cap Growth
Relationship Fund; and (v) the UBS U.S. Equity Long/Short
Relationship Fund is incorporated herein by reference to Post
Effective Amendment No. 27 to the Registrant’s Registration
Statement as filed electronically with the SEC on November 4,
2005.

(e) Amendment No. 5 dated November 3, 2005 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the addition of (i) the UBS Global Equity Relationship
Fund; (ii) the UBS U.S. Smaller Cap Equity Completion
Relationship Fund; (iii) the UBS Global ex U.S. Smaller Cap
Equity Completion Relationship Fund; (iv) the UBS U.S. Large
Cap Growth Equity Relationship Fund; and (v) the UBS U.S.
Large-Cap Select Growth Equity Relationship Fund and the re-
designation of (i) the UBS U.S. Small-Mid Cap Growth
Relationship Fund to the UBS U.S. Small-Mid Cap Growth Equity
Relationship Fund; and (ii) the UBS U.S. Equity Long/Short
Relationship Fund to the UBS U.S. Equity Alpha Relationship
Fund is incorporated herein by reference to Post Effective
Amendment No. 30 to the Registrant’s Registration Statement as
filed electronically with the SEC on April 30, 2007.

(f) Amendment No. 6 dated December 6, 2005 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the addition of UBS Absolute Return Bond Relationship
Fund is incorporated herein by reference to Post Effective
Amendment No. 30 to the Registrant’s Registration Statement as
filed electronically with the SEC on April 30, 2007.

(g) Amendment No. 7 dated April 28, 2006 to Schedule A of the
Investment Advisory Agreement dated July 1, 2002 between the
Registrant and UBS Global Asset Management (Americas) Inc.
reflecting the re-designation of (i) the UBS Absolute Return Bond
Relationship Fund to the UBS Absolute Return Investment Grade
Bond Relationship Fund and the addition of (i) the UBS Absolute
Return Bond Relationship Fund; and (ii) the UBS Global (ex-US)
Bond Relationship Fund is incorporated herein by reference to Post
Effective Amendment No. 30 to the Registrant’s Registration
Statement as filed electronically with the SEC on April 30, 2007.

(h) Amendment No. 8 to Schedule A of the Investment Advisory
Agreement dated July 1, 2002 between the Registrant and UBS
Global Asset Management (Americas) Inc. reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS
U.S. Equity Alpha Value Relationship Fund is incorporated herein by reference to Post Effective Amendment No. 32 to the
Registrant’s Registration Statement as filed electronically with the
SEC on April 29, 2008.

(i) Amendment No. 9 to Schedule A of the Investment Advisory
Agreement dated July 1, 2002 between the Registrant and UBS

Global Asset Management (Americas) Inc. reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is
incorporated herein by reference to Post Effective Amendment No.
36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(e) Underwriting Contracts. Not applicable. (f) Bonus or Profit Sharing Contracts. Not applicable. (g) Custodian Agreements.

(1) Custodian arrangements are provided under a Multiple Services
Agreement effective May 9, 1997 (the “Agreement”) between the
Registrant and Morgan Stanley Trust Company (“MSTC”) on behalf of each series of the Registrant. Effective October 1, 1998, MSTC was
acquired by The Chase Manhattan Bank (“Chase”), and Chase assumed all of MSTC’s rights and obligations under the Agreement is incorporated herein by reference to Post Effective Amendment No. 11 to the
Registrant’s Registration Statement as filed electronically with the SEC on
June 12, 1998.

(a) Amendment dated May 9, 2000 to the Registrant’s Agreement relating to Fee Obligation and Continuation of the Agreement is
incorporated herein by reference to Post Effective Amendment No.
15 to the Registrant’s Registration Statement as filed electronically with the SEC on October 30, 2000.

(b) Amendment to Schedule B3 (Authorized Persons) of the
Agreement as approved through March 7, 2008 is incorporated
herein by reference to Post Effective Amendment No. 32 to the
Registrant’s Registration Statement as filed electronically with the
SEC on April 29, 2008.

(c) Amendment to Attachment A (Approved List of Borrowers) of the
Agreement as approved through December 6, 2007 is incorporated herein by reference to Post Effective Amendment No. 32 to the
Registrant’s Registration Statement as filed electronically with the
SEC on April 29, 2008.

(d) Form of Amendment to Schedule A (Securities Lending
Authorization), reflecting the re-designation of (i) the UBS
Absolute Return Bond Relationship Fund to the UBS Absolute
Return Investment Grade Bond Relationship Fund and the addition of (i) the UBS Absolute Return Bond Relationship Fund; and (ii)
the UBS Global (ex-US) Bond Relationship Fund, is incorporated herein by reference to Post-Effective Amendment No. 28 to the
Registrant’s Registration Statement as filed electronically with the
SEC on April 28, 2006.

(e) Addendum (Fee Schedule) to the Agreement, dated May 1, 2007 is incorporated herein by reference to Post Effective Amendment No.
32 to the Registrant’s Registration Statement as filed electronically with the SEC on April 29, 2008.

(f) Amendment to Schedule B1 (List of Series), reflecting the addition of (i) UBS Opportunistic Loan Relationship Fund and (ii) UBS
U.S. Equity Alpha Value Relationship Fund, is incorporated herein by reference to Post Effective Amendment No. 32 to the
Registrant’s Registration Statement as filed electronically with the
SEC on April 29, 2008.

(g) Amendment to Schedule B1 (List of Series), reflecting the addition of UBS Global (ex-U.S.) All Cap Growth Relationship Fund is
incorporated herein by reference to Post Effective Amendment No.
36 to the Registrant’s Registration Statement as filed electronically with the SEC on April 30, 2009.

(h) Other Material Contracts.

Not applicable.

(i) Legal Opinion.

Not applicable.

(j) Other Opinions.

Not applicable.

(k) Omitted Financial Statements.

Not applicable.

(l) Initial Capital Agreements.

Not applicable.

(m) Rule 12b-1 Plan.

Not applicable.

(n) Rule 18f-3 Plan.

Not applicable. (o) Reserved (p) Codes of Ethics.

(1) Joint Code of Ethics of the Registrant and investment adviser is incorporated herein by reference to Post Effective Amendment No. 36 to the Registrant’s Registration Statement as filed electronically with the
SEC on April 30, 2009.

(q) Powers of Attorney.

(1) Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph
J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric
Sanders, Tammie Lee, Bruce G. Leto, Mark A. Sheehan and Jana L.
Cresswell as attorneys-in-fact and agents to Walter E. Auch, Frank K.
Reilly, Edward M. Roob, Adela Cepeda, J. Mikesell Thomas, Thomas
Disbrow and Kai Sotorp is incorporated herein by reference to Post
Effective Amendment No. 30 to the Registrant’s Registration Statement as
filed electronically with the SEC on April 30, 2007.

(2) Powers of Attorney appointing Mark F. Kemper, Keith A. Weller, Joseph
J. Allessie, Mary Capasso, Michael Calhoun, Eric Sanders, Tammie Lee,
Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell as attorneys-in-
fact and agents to Abbie J. Smith and John J. Murphy is incorporated herein by reference to Post Effective Amendment No. 36 to the
Registrant’s Registration Statement as filed electronically with the SEC on
April 30, 2009.

SITEM 24.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

None.

ITEM 25.	INDEMNIFICATION.

As permitted by Sections 17(h) and (i) of the Investment Company Act of 1940,
as amended (the “1940 Act”), indemnification provisions for each of the Registrant’s Trustees, officers, employees, agents and persons who serve at the Trust’s request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise are set forth in Article V, Sections 5.2 and 5.3 of the Registrant’s Declaration as
amended and restated on April 23, 2003. (included in Item 23(a)(1) above).

Pursuant to Article V, Section 5.2 of the Registrant’s Declaration, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) and the TMP against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he, she or it may be involved or with which he, she or it may be threatened, while in office or thereafter, by reason of his, her or its being or having been such a Trustee, officer, employee, agent or TMP, except with respect to any matter as to which he, she or it shall have been adjudicated to have acted in bad faith, with willful misfeasance, gross negligence or reckless disregard of his, her or its duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in conduct involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he, she or it did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he, she or it may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

     Pursuant to Article V, Section 5.3 of the Registrant’s Declaration, no Holder shall be liable for any liabilities or obligations of the Trust. To the extent assets are available in the Trust, the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his or her being or having been a Holder and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; and provided, further, that no Holder shall be entitled to indemnification by any series established in accordance with Section 9.8 unless such Holder is a Holder of Units of such series. The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

     “Director and Officer” liability policies purchased by the Registrant insure the Registrant’s Trustees and officers, subject to the policies’ coverage limits, exclusions and deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

     The Registrant hereby undertakes that it will apply the indemnification provision of the Declaration, in a manner consistent with Release 11,330 of the SEC under the 1940 Act, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.

     UBS Global Asset Management (Americas) Inc. provides investment advisory service for a variety of individuals and institutions. It presently provides investment advisory services to three other investment companies.

     For information as to any other business, profession, vocation or employment of a substantial nature in which the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., and each director or officer of the Registrant’s investment advisor is or has been engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee within the last two fiscal years, reference is made to the Form ADV (File #801-34910) filed by it under the Investment Advisers Act of 1940, as amended.

ITEM 27. PRINCIPAL UNDERWRITERS.

Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

     All records described in Section 31(a) [15 U.S.C. 80a-30(a)] and the rules under that section, are maintained by the Registrant’s investment advisor, UBS Global Asset Management (Americas) Inc., One North Wacker Drive, Chicago, IL 60606, except for those maintained by the Registrant’s Custodian, JPMorgan Chase Bank (“Chase”), 270 Park Avenue, New York, New York 10017.

     Chase provides general administrative, accounting, portfolio valuation, transfer agency and custodian services to the Registrant, including the coordination and monitoring of any third party service providers and maintains all such records relating to these services.

ITEM 29. MANAGEMENT SERVICES.

     The Registrant is not a party to any management-related service contracts not discussed in Part A or Part B.

ITEM 30. UNDERTAKINGS.

Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 28th day of October 2009.

UBS RELATIONSHIP FUNDS

By: /s/ Joseph J. Allessie Joseph J. Allessie Vice President and Assistant Secretary

EXHIBIT INDEX

EXHIBITS		EXHIBIT NO.
None